                                                                   EXHIBIT 11.1

                      BRILLIANT DIGITAL ENTERTAINMENT, INC.

                 COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE

                                                               Six Months Ended        Nine Months Ended       Three Months Ended
                                     Year Ended June 30,         December 31,             September 30,            September 30,
                                    ---------------------   -----------------------  -----------------------   --------------------
                                       1995       1996        1995         1996        1996          1997           1996       1997
                                    ---------   ---------   ---------   -----------  ---------     ---------   ---------  ---------
                                                           (unaudited)                    (unaudited)                 (unaudited)
Weighted average shares
  outstanding ....................  4,424,420   4,473,040   4,473,040     4,883,333     4,455,360  7,200,333   4,473,040  7,201,001
Common Stock equivalents:
     Stock options granted .......     37,000      37,000      37,000        30,833        37,000     --          37,000    131,026
     Warrants granted ............     46,960      46,960      46,960        39,133        46,960     --          46,960    311,437
                                    ---------   ---------   ---------   -----------   -----------  ---------   ---------  ---------

Common shares used in computing
  net income (loss) per share ....  4,508,380   4,557,000   4,557,000     4,953,299     4,539,320  7,200,333   4,503,960  7,643,464
                                    ---------   ---------   ---------   -----------   -----------  ---------   ---------  ---------
                                    ---------   ---------   ---------   -----------   -----------  ---------   ---------  ---------
Net income (loss).................  $(423,853)   $553,412    $390,640   $(3,834,963)  $(2,370,904) $(944,413)  $(282,031)  $812,382
                                    ---------   ---------   ---------   -----------   -----------  ---------   ---------  ---------
                                    ---------   ---------   ---------   -----------   -----------  ---------   ---------  ---------
New income (loss per
  common share ...................     $(0.09)       $.12       $0.09        $(0.77)       $(0.52)    $(0.13)     $(0.06)     $0.11
                                    ---------   ---------   ---------   -----------   -----------  ---------   ---------  ---------
                                    ---------   ---------   ---------   -----------   -----------  ---------   ---------  ---------